EXHIBIT 10.38

DUE ON DEMAND PROMISSORY NOTE

$200,000.00	Date: April 1, 2018

For va lue received, the undersigned All For One Media Corp (the "Borrower"), at 236 Sarles Street, Mt. Kisco, New York 10549, promises to pay to the order of lronbird Capital Defined Benefit Pension Plan (the "Lender"), at 8300 Wisconsin Ave, Bethesda, Maryland 20814 (or at such other place as the Lender may designate in writing), the sum of $200,000.00 with interest from April 01, 2018, on the unpaid principal at the rate of 5% per annum.

I. TERMS OF REPAYMENT

A. Payments. The unpaid principal and accrued interest shall be payable in full on any future date on which the Lender demands repayment (the "Due Date").

B. Application of Payments. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest when due;

2) the liquidation, dissolution, incompetency or the death of the Borrower or Lender;

3) the filing of bankruptcy proceed ings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

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5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

8) the sale of a material portion of the business or assets of the Borrower.

V. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or fai lure to accelerate the debt evidenced hereby by reason of default i n the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of th is Note without notice being given to B01Tower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This note may not be amended without the written approval of the holder.

VII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of New York.

VIII. SIGNATURES

This Note shall be signed by Brian Lukow, President, on behalf of All For One Media Corp and Howard Kra Trustee on behalf of Ironbird Capital LLC.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 4th day of April, at 3 pm

Borrower: All For One Media Corp

By:	/s/ Brian Lukow
Brian Lukow
President

Lender:

Iron bird Capital Defined Benefit

Pension Plan

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